Exhibit 10.2

HOPFED BANCORP, INC. 2015

EMPLOYEE STOCK OWNERSHIP TRUST

Effective as of January 1, 2015

Dated February 27, 2015

HOPFED BANCORP, INC. 2015

EMPLOYEE STOCK OWNERSHIP TRUST

SECTION 6 AMENDMENT AND TERMINATION		10

6.1	Amendment.	10

6.2	Termination.	10

SECTION 7 MISCELLANEOUS		11

7.1	Disagreement as to Acts.	11

7.2	Persons Dealing with Trustee.	11

7.3	Benefits May Not Be Assigned or Alienated.	11

7.4	Evidence.	11

7.5	Waiver of Notice.	11

7.6	Counterparts.	11

7.7	Governing Laws and Severability.	11

7.8	Successors.	12

7.9	Action.	12

7.10	Conformance with Plan.	12

7.11	Indemnification.	12

7.12	Insurance.	12

7.13	Headings.	12

7.14	Multiple Trustees.	13

ii

EMPLOYEE STOCK OWNERSHIP TRUST

THIS AGREEMENT, made this 27th day of February, 2015, effective as of the 1st day of January, 2015, by and among HopFed Bancorp, Inc., a Delaware corporation (the “Company”), which is the holding company for Heritage Bank USA, Inc., a Kentucky chartered commercial bank, and John E. Peck, Billy C. Duvall, and Thomas I. Miller, and their successor successors and assigns in the trust hereby evidenced, as trustees (such individuals collectively being the “Trustee”).

WITNESSETH THAT:

WHEREAS, the Company has established an employee stock ownership plan (as described in Section 4975(e)(7) of the Internal Revenue Code of 1986, as it may be amended from time to time (the “Code”), which is known as the HopFed Bancorp, Inc. 2015 Employee Stock Ownership Plan (the “Plan”);

WHEREAS, the Plan was established for the exclusive benefit of eligible employees of the Company and those of any Employer (as defined in Section 4) that adopts the Plan and becomes a party to this Trust Agreement as provided in Section 4 (the Company and the Employers that are parties hereto are sometimes referred to below collectively as the “Employers” and individually as an “Employer”);

NOW THEREFORE, pursuant to the authority delegated to the undersigned officers of the Company by resolution of its Board of Directors (the “Board”), IT IS AGREED, by and between the parties hereto, that the trust provisions contained herein shall constitute the agreement between the Company and the Trustee in connection with the Plan; and

IT IS FURTHER AGREED, that the Trustee hereby accepts appointment as such under this Trust Agreement, effective as of January 1, 2015;

IT IS FURTHER AGREED, by and between the parties hereto as follows:

SECTION 1

NAME

This Trust Agreement and Trust hereby evidenced shall be known as the “HopFed Bancorp, Inc. 2015 Employee Stock Ownership Trust.” Any term used in this Trust Agreement which is defined in the Plan shall have the meaning set forth in the Plan.

SECTION 2

MANAGEMENT AND CONTROL OF TRUST FUND ASSETS

2.1	The Trust Fund.

The “Trust Fund” at any date means all property of every kind then held by the Trustee pursuant to this Trust Agreement. The Trustee may manage, administer and invest any contributions made by the several Employers under the Plan as one Trust Fund. If, for any reason, it becomes necessary to determine the portion of the Trust Fund allocable to employees and former employees of any Employer as of any date, the Administrator (as defined in Section 2.3) shall specify such date as an accounting date, and after all adjustments required under the Plan as of that accounting date have been made, the portion of the Trust Fund attributable to such employees and former employees shall be determined and shall consist of an amount equal to the aggregate of the account balances of employees and former employees of that Employer plus an amount equal to any allocable contributions made by that Employer since the close of the immediately preceding Plan Year.

2.2	Payments From Trust Fund.

(a)	The Trustee shall, from time to time, on the written authority of the Administrator, make payments out of the Trust Fund to such persons, in such manner, in such amounts, and for such purposes as may be specified in such authority. Each such written authority shall be accompanied by a certification that such amounts are for the payment of benefits under the Plan or for the payment of expenses of administering the Plan. The Trustee shall not be responsible in any way with respect to the application of such payments or for the adequacy of the Trust Fund to meet and discharge any and all liabilities under the Plan.

(b)	All payments of benefits under the Plan shall be made exclusively from the assets of the trust fund as they may be constituted at the time or times of payment and no person shall be entitled to look to any other source for such payments.

(c)	In the event that any distribution or payment directed by the Administrator shall be mailed by the Trustee to the person specified in such direction at the latest address of such person on file with the Administrator and shall be returned to the Trustee because such person cannot be located at such address, the Trustee shall properly notify the Administrator of such return. Upon the expiration of ninety (90) days after such notification, such direction shall become void and unless and until further direction by the Administrator is received by the Trustee with respect to such distribution or payment, the Trustee shall thereafter continue to administer the Trust as if such direction had not been made by the Administrator. The Trustee shall not be obligated to search for or ascertain the whereabouts of any such person.

(d)	Where distribution is directed to be made in Stock, the Administrator or the Trustee shall cause the Company to issue an appropriate stock certificate (if applicable) to the person entitled thereto, to be delivered to such person by the Administrator; provided that the Administrator and the Trustee (as directed by the Administrator) shall comply with the provisions of the Plan relating to the repurchase of Stock by the Company or by the Trust to the extent applicable. Any portion of a Participant’s account balance to be distributed in cash shall be paid by the Trustee furnishing its check directly to the Participant (or Beneficiary) or to the Administrator for delivery to the Participant (or Beneficiary).

2.3	Plan Administration.

In accordance with the Plan, the Plan shall be administered by a committee of two or more persons (the “Administrator”), the members of which shall be certified to the Trustee by the Company. In accordance with the Plan, if no Administrator has been appointed by the Company, the Trustee shall serve as the Administrator. The Administrator may authorize one or more individuals to sign all communications between the Administrator and Trustee and shall at all times keep the Trustee advised of the names of the members of the Administrator, the individuals authorized to sign on behalf of the Administrator, and provide specimen signatures thereof. With the Trustee’s prior written consent, the Administrator may authorize the Trustee to act, without specific directions or other directions or instructions from the Administrator, on any matter or class of matters respect to which directions or instructions from the Administrator are called for hereunder. The Trustee shall be fully protected in relying on any communication sent by any authorized person and shall not be required to verify the accuracy or validity of any signature unless the Trustee has reasonable grounds to doubt the authenticity of any signature. If the Trustee requests any directions hereunder with respect to a matter that is not within the Trustee’s sole discretion and does not receive them, the Trustee shall act or refrain from acting, as it may determine, with no liability for such action or inaction. If at any time the persons serving as the Administrator and the person(s) serving as the Trustee are identical, then there shall be no need for written instructions from the Administrator to the Trustee, and all actions taken by the Trustee shall be deemed to have been properly authorized by the Administrator.

2.4	Exercise of Trustee’s Duties.

The Trustee shall discharge its duties hereunder solely in the interest of the Participants and their Beneficiaries, as such terms are described in the Plan, and:

(a) for the exclusive purpose of:

(i)	providing benefits to Participants and Beneficiaries, and

(ii)	defraying reasonable expenses of administering the Plan;

(b) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

(c) in accordance with the documents and instruments governing the Plan unless, in the good faith judgment of the Trustee, the documents and instruments are not consistent with the provisions of the Employment Retirement Income Security Act of 1974, as amended (“ERISA”); and

(d) in a manner that does not constitute a non-exempt prohibited transaction under section 4975 of the Code or sections 406 or 407 of ERISA.

2.5	General Powers.

Subject to the provisions of Sections 2.4 and 3, with respect to the Trust Fund, the Trustee shall have the following powers, rights and duties in addition to those provided elsewhere in this Trust Agreement or by law:

(a)	To receive and to hold all contributions paid to it under the Plan; provided, however, that the Trustee shall have no duty to require any contributions to be made to it, or to determine that the contributions received by it comply with the provisions of the Plan or with any resolution of the Board providing therefor.

(b)	To retain in cash (pending investment, reinvestment or the distribution of dividends) such reasonable amount as maybe required for the proper administration of the Trust and to invest such cash as provided herein.

(c)	As directed by the Administrator, to make distributions from the Trust Fund to such persons or trusts, in such manner, at such times and in such forms as directed without inquiring as to whether a payee is entitled to the payment, or as to whether a payment is proper, and without liability for a payment made in good faith without actual notice or knowledge of the changed condition or status of the payee. If any payment of benefits directed to be made from the Trust Fund by the Trustee is not claimed, the Trustee shall notify the Administrator of that fact promptly. The Administrator shall make a diligent effort to ascertain the whereabouts of the payee or distributee of benefits returned unclaimed. The Trustee shall dispose of such payments as the Administrator shall direct. The Trustee shall have no obligation to search for or ascertain the whereabouts of any payee or distributee of benefits from the Trust Fund.

(d)	As directed by the Administrator to vote or exercise other rights with respect to any “Stock” (as defined in the Plan) in the Trust Fund at its discretion, except to the extent provided in the Plan, and to vote or exercise other rights with regard to any other stocks, bonds or other securities held in the Trust, or otherwise consent to or request any action on the part of the issuer in person, by proxy or power of attorney.

(e)	To contract or otherwise enter into transactions between the Trust and the Company or any Company shareholder or other person, for the purpose of acquiring, selling, or exchanging Stock and to retain in the Trust Fund any Stock so acquired.

(f)	To compromise, contest, arbitrate, settle or abandon claims and demands by or against the Trust Fund.

(g)	To begin, maintain or defend any litigation necessary the investment, reinvestment and administration of the Trust.

(h)	To report to the Company as of the last day of each Plan be the same as the Trust’s fiscal year), as of any “Valuation Date” as defined in the Plan (or as soon thereafter as practicable), or at such other times as may be required under the Plan, the then “Net Worth” of the Trust Fund, that is, the fair market value of all property held in the Trust Fund, reduced by any liabilities other than liabilities to Participants in the Plan and their Beneficiaries, as determined by the Trustee.

(i)

To furnish to the Company annual written account or accounts for such other periods as may be required under the Plan, showing the Net Worth of the Trust Fund at the end of the period all investments, receipts, disbursements and other transactions made by the Trustee during such period and such other information as the Trustee may possess that the Administrator requires in order to comply with the reporting and disclosure requirements of ERISA. The Trustee shall keep accurate accounts of all investments, earnings thereon, and all accounts, books and records related to such investments shall be open to inspection by any person designated by the Company or the Administrator. All accounts of the Trustee shall be kept on an accrual basis. If, during the term of this Trust Agreement, the Department of Labor issues regulations under ERISA regarding the valuation of securities or other assets for purposes of the reports required by ERISA the Trustee shall use such valuation methods for purposes of the accounts described by this subparagraph. If the Administrator determines that there is no established securities market for the Stock (as determined under Notice 2011-19), all valuations of shares of Stock shall initially be made by an independent appraiser (as described in Section 401(a)(28)(C) of the Code) (“Independent Appraiser”) retained by the Trustee, and reviewed and finalized by the Trustee, in accordance with Section 3(18)(B) of ERISA. The Company may approve such accounting by written notice of approval delivered to the Trustee or by failure to express objection to such accounting in writing delivered to the Trustee within one hundred twenty (120) days from the date upon which the accounting was delivered to the Company. Upon the receipt of a written approval of the accounting, or upon the passage of the period of time within which objection may be filed without written objections having been delivered to the Trustee, such accounting shall be deemed to be approved, and the Trustee shall be released and discharged as to all items, matters and things set forth in such account, as fully as if such accounting had been settled and allowed by decree of a court of competent jurisdiction in an action or proceeding in which the Trustee, the Company and all persons having or claiming to have any interest in the Trust Fund or under the Plan were parties.

(j)	As directed by the Administrator, to pay any income, excise, estate, inheritance or other tax, charge or assessment attributable to any benefit which it shall or may be required to payout of such benefit; and to require before making any payment such release or other document from any taxing authority and such indemnity from the intended payee as the Trustee shall deem necessary for its protection.

(k)	To employ and to reasonably upon information and advice furnished by agents, attorneys, appraisers, accountants or other persons of its choice for such purposes as the Trustee considers necessary for the proper administration of the Trust.

(l)	To assume, until advised to the contrary, that the Trust evidenced by this Agreement is qualified under Section 401(a) of the Code and is entitled to tax-exempt status under Section 501(a) thereof.

(m)	To appoint as may be necessary and from time to time one or more custodians or corporate directed trustees to hold, but not invest or otherwise manage or control, some or all of the assets of the Trust, with the terms and conditions of the holding of such assets governed by such separate agreements as may be entered into between the Trustees or Company and the custodian or directed corporate trustee, as applicable.

(n)	To appoint a directed corporate trustee and to delegate nondiscretionary powers to such directed trustee, including but not limited to the processing of voting of the Stock by participants, as directed by the Administrator and in accordance with terms of the Plan and this Trust Agreement. Such directed trustee shall have no discretion with respect to voting or any other aspects of the administration of the Plan.

(o)	To invest and reinvest the assets of the Trust Fund in personal property of any kind, including, but not limited to bonds, notes, debentures, mortgages, equipment trust certificates, investment trust certificates, guaranteed investment contracts, preferred or common stock, and registered investment companies.

(p)	To exercise any options, subscription rights and other privileges with respect to Trust assets.

(q)	To register ownership of any securities or other property held by it in its own name or in the name of a nominee, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and may hold any securities in bearer form, but the books and records of the Trustee shall at all times reflect that all such investments are part of the Trust.

(r)	To borrow such sum or sums from time to time as the Trustee considers necessary or desirable and in the best interest of the Trust Fund, and for that purpose to mortgage or pledge any part of the Trust Fund.

(s)	To deposit securities with a clearing corporation as defined in Article 8 of the Uniform Commercial Code. The certificates representing securities, including those in bearer form, may be held in bulk form with, and may be merged into, certificates of the same class of the same issuer which constitute assets of other accounts or owners, without certification as to the ownership attached. Utilization of a book-entry system may be made for the transfer or pledge of securities held by the Trustee or by a clearing corporation. The Trustee shall at all times, however, maintain a separate and distinct record of the securities owned by the Trust.

(t)	To participate in and use the Federal Book-Entry Account System, a service provided by the Federal Reserve Bank for its member banks for deposit of Treasury securities.

(u)	To perform any and all other acts which are necessary or appropriate for the proper management, investment and distribution of the Trust Fund.

Notwithstanding anything to the contrary in this Section 2.5 or any other section of this Trust Agreement, the Trustee shall not:

(a)	Divert any part of the trust fund to any purpose other than for the exclusive benefit of Participants, former Participants, and Beneficiaries under the Plan.

(b)	Make an investment which would be in conflict with the “prohibited transactions” provisions of the Code as currently defined and as hereafter amended or with the provisions of ERISA as currently defined and as hereafter amended, for which there is no exemption.

(c)	Participate knowingly in or knowingly undertake to conceal an act or omission of any Fiduciary to the Plan (as Fiduciary is defined in Section 3(21) of ERISA) knowing such act or omission is a breach.

(d)	Conduct itself in the administration of its specific responsibilities hereunder which give rise to its status as a Fiduciary so as to enable another Fiduciary to commit a breach.

2.6	Responsibility of Trustee.

The Trustee shall not be responsible in any way for the adequacy of the Trust Fund to meet and discharge any or all liabilities under the Plan or for the proper application of distributions made or other action taken upon the direction of the Administrator. The powers, duties and responsibilities of the Trustee shall be limited to those set forth in this Trust Agreement, and nothing contained in the Plan, either expressly or by implication, shall be deemed to impose any additional powers, duties or responsibilities on the Trustee.

2.7	Compensation and Expenses.

The Trustee shall be entitled to reasonable compensation for services, as agreed to between the Company and the Trustee from time to time in writing, and to reimbursement of all reasonable expenses incurred by it in the administration of the Trust. The Trustee is authorized to pay from the Trust Fund all expenses of administering the Plan and Trust, including its compensation, compensation to any agents employed by the Trustee and any accounting, legal and valuation expenses, to the extent they are not paid directly by the Employers. The Trustee shall be fully protected in making payments of administrative expenses pursuant to the written directions of the Administrator.

2.8	Continuation of Powers Upon Trust Termination.

Notwithstanding anything to the contrary in this Agreement, upon termination of the Trust, the powers, rights and duties of the Trustee hereunder shall continue until all Trust Fund assets have been liquidated.

2.9	No Reversion to Company.

No part of the corpus or income of the Trust Fund shall revert to any Employer or be used for, or diverted to, purposes other than for the exclusive benefit of Participants and other persons entitled to benefits under the Plan, except to the extent specifically provided in the Plan and permissible under the Code and ERISA.

SECTION 3

PROVISIONS RELATED TO INVESTMENT IN COMPANY STOCK

3.1	Purchase and Sale of Stock.

The Administrator shall have complete discretion to direct the Trustee to purchase or sell Stock by the Trust. The Trustee is authorized, at the Administrator’s discretion, to purchase or sell Stock from or to the Company or from or to any other person, and such stock may be outstanding, newly issued or treasury stock. All such purchases must be at a price not in excess of fair market value, as determined by the Administrator based on an independent appraisal when the Stock is not publicly traded. Pending investment of cash in Stock, such cash may be invested in savings accounts, certificates of deposit, high-grade short-term securities, common or preferred stocks, bonds, or other investments, or may be held in cash. Such investments may include any collective investment trust that provides for the pooling of assets of plans described in section 401(a) of the Code and exempt from tax under section 501(a) of the Code, the terms of which are incorporated herein by reference.

3.2	Stock Dividends, Splits and Other Capital Reorganizations.

Any Stock received by the Trustee as a stock split or dividend or as a result of a reorganization or other recapitalization of the Company shall be allocated as of each Valuation Date under the Plan in proportion to the Stock to which it is attributable.

3.3	Voting and Tender of Shares.

The Trustee shall exercise all voting, tender, exchange and other rights with respect to Stock held in the Trust Fund in accordance with the Administrator’s written instructions, except to the extent set forth in the Plan and otherwise consistent with its duties described in Section 2.4.

3.4	Put Right.

If the distribution of any portion of a Participant’s Account (as defined in the Plan) invested in the Stock Fund (as defined in the Plan) is to be made in cash, or the Trustee expects to incur substantial Trustee expenses which will not be paid directly by the Employers, and the Trustee determines that the Trust Fund has insufficient cash to make anticipated distributions or pay Trust expenses, the Trust shall have a “put right” on Stock it holds to the Company for the purpose of making such anticipated distributions and paying such expenses; provided, however, that the Company shall not be obligated to make any payment under such put right if prohibited from doing so by law. The Trust shall have the put right regardless of whether the Stock is readily tradable on an established securities market (as defined in the Plan), except that if the Stock is not readily tradable on an established securities market, the implementation of such a put right shall be pursuant to one or more of the following arrangements as the Trustee shall determine.

(a)	The Trustee shall put Stock to the Company on a Valuation Date in amount sufficient to provide an amount as estimated in good faith to be sufficient to make anticipated distributions from the Trust for payment of benefits or expenses until the next succeeding Valuation Date.

(b)	If permitted under applicable law, rulings and regulations, and not a prohibited transaction under section 4975(c) of the Code or sections 406 or 407 of ERISA, the Trustee, as directed by the Administrator in its discretion, shall put Stock to the Company on a date other than a Valuation Date, and shall be paid therefor the fair market value of such Stock determined as of the next preceding Valuation Date.

(c)	The Trustee, as directed by the Administrator, may cause a special valuation of the Stock to be made by an Independent Appraiser (as defined in Section 2.5(i))

as of the date of the put right to the Company, or it may cause benefits to be distributed based on the value of a Participant’s accounts as of the Valuation Date next preceding the date for which payment is requested.

(d)	The Trustee, as directed by the Administrator, may exercise a put right to the Company and cause the fair market value of such Stock to be paid by the Company pursuant to any other arrangement agreed upon by the Trustee, as directed by the Administrator, to the extent permitted by applicable law, rulings and regulations.

SECTION 4

ADDITIONAL EMPLOYERS

Any Employer (as defined in the Plan) may become a party to this Trust Agreement by:

(a) filing with the Company and the Trustee a certified copy of a resolution of its Board of Directors to that effect; and

(b) filing with the Trustee a certified copy of a resolution of the Board of Directors of the Company consenting to such action.

SECTION 5

CHANGE OF TRUSTEE

5.1	Resignation and Removal of Trustee.

A Trustee may resign at any time by giving thirty (30) days’ advance written notice to the Company and the Administrator. The Company may remove a Trustee by giving thirty (30) days’ advance written notice to the Trustee, subject to providing the removed Trustee with satisfactory written evidence of the appointment of a successor Trustee and of the successor Trustee’s acceptance of the trusteeship (unless there are one or more Trustees remaining after such removal, in which case the remaining Trustees shall be the Trustee and no such evidence shall be required) and subject to the Company’s commitments regarding the term of trust services to be provided by the Trustee pursuant to the engagement letter between the Company and Trustee. The above provisions notwithstanding, the Company and Trustee may mutually agree to waive the 30-day notice requirements associated with a change of Trustee due to resignation or removal.

5.2	Duties of Resigning or Removed Trustee and of Successor Trustee.

If the Trustee resigns or is removed, it shall promptly transfer and deliver the assets of the Trust Fund to the successor Trustee(s), and may reserve such amount to provide for the payment of all fees and expenses, or taxes then or thereafter chargeable against the Trust Fund and properly payable out of the Trust Fund without violating applicable law, to the extent not previously paid by the Company. The Company shall be obligated to reimburse the Trust for any amount reserved by the Trustee. Within 120 days, the resigned or removed Trustee shall furnish to the Company and the successor Trustee(s) an account of its administration of the Trust from the date of its last account. Each successor Trustee shall succeed to the title to the Trust Fund vested in his predecessor without the signing or filing of any further instrument, but any resigning or removed Trustee shall execute all documents and do all acts necessary to vest such title or record in any successor Trustee. Each successor shall have all the powers, rights and duties conferred by this Trust Agreement as if originally named Trustee. No successor Trustee shall be personally liable for any act or failure to act of a predecessor Trustee. With the approval of the Administrator, a successor Trustee may accept the account rendered and the property delivered to it by its predecessor Trustee as a full and complete discharge to the predecessor Trustee without incurring any liability or responsibility for so doing.

5.3	Filling Trustee Vacancy.

The Company may fill a vacancy in the office of Trustee by a writing filed with the person or entity appointed to fill the vacancy.

SECTION 6

AMENDMENT AND TERMINATION

6.1	Amendment.

While the Employers expect and intend to continue the Trust, the Company reserves the right to amend the Trust at any time pursuant to an action of the Company’s Board of Directors or its designee, except that no amendment shall change the rights, duties, liabilities, and indemnification of the Trustee under this Trust Agreement without its prior written agreement, nor reduce a Participant’s benefits to less than the amount such Participant would be entitled to receive if such Participant had resigned from the employ of the Employers on the date of the amendment.

6.2	Termination.

The Trust may be terminated as to all Employees on any date specified by the Company. The Trust will terminate as to any Employer on the first to occur of the following:

(a)	the date it is terminated by that Employer;

(b)	the date such Employer’s contributions to the Trust are permanently and completely discontinued;

(c)	the date such Employer is judicially declared bankrupt under Chapter 7 of the U.S. Bankruptcy Code; or

(d)	the dissolution of the Employer.

The Trustee’s powers upon termination as described above will continue until liquidation of the Trust Fund, or the portion thereof attributable to an Employer, as the case may be. Upon termination of this Trust the Trustee shall first reserve such reasonable amounts as it may deem necessary to provide for the payment of any expenses or fees then or thereafter chargeable to the Trust Fund. Subject to such reserve, the balance of the Trust Fund shall be liquidated and distributed by the Trustee to or for the benefit of the Participants or their beneficiaries, as directed by the Administrator after compliance with applicable requirements of ERISA, as amended from time to time, or other applicable law, accompanied by a certification that the disposition is in accordance with the terms of the Plan and the Trustee need not question the propriety of such certification. The Company shall have full responsibility to see that such distribution is proper and within the terms of the Plan and this Trust.

SECTION 7

MISCELLANEOUS

7.1	Disagreement as to Acts.

If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to have its account settled by a court of competent jurisdiction.

7.2	Persons Dealing with Trustee.

No person dealing with the Trustee shall be required to see to the application of any money paid or property delivered to the Trustee, or to determine whether or not the Trustee is acting pursuant to any authority granted to it under this Agreement or the Plan.

7.3	Benefits May Not Be Assigned or Alienated.

Except to the extent expressly permitted by the Code or ERISA, the interests under the Plan and this Agreement of Participants and Beneficiaries are not subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated or encumbered.

7.4	Evidence.

Evidence required of anyone under this Agreement may be by certificate, affidavit, document or other instrument which the person acting in reliance thereon considers pertinent and reliable, and signed, made or presented by the proper party.

7.5	Waiver of Notice.

Any notice required under this Agreement may be waived in writing by the person entitled thereto.

7.6	Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and no other counterparts need be produced.

7.7	Governing Laws and Severability.

This Agreement shall be construed and administered according to the laws of the Commonwealth of Kentucky to the extent that such laws are not preempted by the laws of the United States of America. If any provision of this Agreement is held illegal or invalid, the illegality or invalidity shall not affect the remaining provisions of the Agreement, but shall be severable, and the Agreement shall be construed and enforced as if the illegal or invalid provision had never been inserted herein.

7.8	Successors.

This Agreement shall be binding on the Employers, and any successors thereto by virtue of any merger, sale, dissolution, consolidation or reorganization, on the Trustee and its successor and on all persons entitled to benefits under the Plan and their respective heirs and legal representatives.

7.9	Action.

Any action required or permitted to be taken by the Company under this Agreement shall be by resolution of its Board of Directors or by a person or persons authorized by its Board of Directors. The Trustee shall not recognize or take notice of any appointment of any representative of the Company or Administrator unless and until the Company or the Administrator shall have notified the Trustee in writing of such appointment and the extent of such representative’s authority. The Trustee may assume that such appointment and authority continue in effect until it receives written notice to the contrary from the Company or Administrator. Any action taken or omitted to be taken by the Trustee upon direction of any representative of the Company or Administrator in accordance with this Trust and within the scope of the representative’s authority shall be as effective for all purposes hereof as if such action or nonaction had been authorized by the Company or Administrator.

7.10	Conformance with Plan.

To the extent the provisions of the Plan and this Trust Agreement conflict, the provisions of this Trust Agreement shall govern.

7.11	Indemnification.

The Company shall indemnify and save harmless the Trustee and its agents, employees, and advisors from and against any and all liability for actions taken by them in connection with the Trust, including all expenses reasonably incurred in their defense, except to the extent that such actions have been conclusively determined to result from the gross negligence or willful misconduct of the Trustee or other indemnified person.

7.12	Insurance.

The Company or the Trustee may purchase insurance to secure themselves, the Fund, or other fiduciaries against liability or losses occurring by reason of an act or omission of any fiduciary, provided that such insurance shall permit recourse by the insurer against the fiduciary in case of a breach of fiduciary duty.

7.13	Headings.

The headings of Sections of this Agreement are for convenience of reference only and shall have no substantive effect on the provisions of this Agreement.

7.14	Multiple Trustees.

In the event that more than one person shall serve as co-trustees hereunder, then the action of a majority of the co-trustees serving at any time shall be deemed to be the action of the Trustee.

IN WITNESS WHEREOF, the Company and Trustee have caused these presents to be signed and their seals to be hereunto affixed and attested by their duly authorized officers all as of the day and year first above written.

WITNESSES:	TRUSTEES:

/s/ John E. Peck
John E. Peck, Trustee

/s/ Billy C. Duvall
Billy C. Duvall, Trustee

/s/ Thomas I. Miller
Thomas I. Miller, Trustee

HOPFED BANCORP, INC.

/s/ John E. Peck
	Name:	John E. Peck
	Title:	President/CEO